CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Quarterly Report of KNW Networks, Inc. a Nevada corporation (the "Company"), on 10-QSB for March 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Marlen L. Roepke, Sole Officer Director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) ofthe Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all materialrespects, the financial condition and results of operations of the Company.

Dated: May 14, 2004                         by

/s/ Marlen L. Roepke
Marlen L. Roepke
Officer/Director